Exhibit 99.1

Form 4 Joint Filer Information

Name:	Michael R. Murphy

Address:	c/o Discovery Group I, LLC
Hyatt Center, 24th Floor, 71 South Wacker
Chicago, Illinois 60606

Designated Filer:	Discovery Group I, LLC

Issuer and Ticker Symbol:	Electronic Clearing House, Inc. (ECHO)

Date of Event Requiring Statement:	04/21/05

Signature:	/s/ MICHAEL R. MURPHY
Michael R. Murphy

Note:                   The reporting person is a managing member of Discovery Group I, LLC.  The reporting person disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

Name:	Daniel J. Donoghue

Address:	c/o Discovery Group I, LLC
Hyatt Center, 24th Floor, 71 South Wacker
Chicago, Illinois 60606

Designated Filer:	Discovery Group I, LLC

Issuer and Ticker Symbol:	Electronic Clearing House, Inc. (ECHO)

Date of Event Requiring Statement:	04/21/05

Signature:	/s/ DANIEL J. DONOGHUE
Daniel J. Donoghue

Note:                   The reporting person is a managing member of Discovery Group I, LLC.  The reporting person disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.